WINNER MEDICAL SCHEDULES 2007/08 FULL-YEAR EARNINGS
RELEASE ON TUESDAY, DECEMBER 9, 2008

Earnings Conference Call to be held on Wednesday, December 10, 2008 at 5am (Pacific) / 8am (Eastern) / 9pm (Shenzhen/Hong Kong)

SHENZHEN, PRC — December 1, 2008 — Winner Medical Group Inc. (OTC Bulletin Board: WMDG; “Winner Medical”), a leading manufacturer in the medical dressing industry (medical and wound care products) in China, today announced that it will release its financial results for the year ended September 30, 2008 on Tuesday, December 9, 2008 (Eastern).

The earnings release will be available on the investor relations page of the Winner Medical website at http://ir.winnermedical.com on Tuesday, December 9, 2008 (Eastern).

Following the earnings announcement, Winner Medical senior management will host a conference call at 5am (Pacific)/ 8am (Eastern)/ 9pm (Shenzhen/ Hong Kong) on Wednesday, December 10, 2008 to discuss its 2007/08 full-year results and recent business developments. The conference call can be accessed by calling 800-638-5439 (US), 10-800-130-0399 (South China), 10-800-152-1490 (North China), or ###-##-#### (HK); Passcode: 48215697. A telephone replay will be available shortly after the conclusion of the call and will be accessible through December 17th, 2008 by calling 888-286-8010 (US) or +1-617-801-6888 (International); Passcode: 42826083.

About Winner Medical
Winner Medical is a leading manufacturer in the medical dressing industry (medical and wound care products) in China. Headquartered in Shenzhen, the Company has eight wholly-owned manufacturing and distribution facilities, and four joint-venture companies. The Company engages in the manufacture, sale, research, and development of medical care products, wound care products, home care products and PurCottonTM products, a nonwoven fabric made from 100% natural cotton. The products are sold world-wide, with Europe, the US and Japan serving as the top three markets. The Company currently holds 50 patents and patent applications in various products and manufacturing processes and is one of the few Chinese companies licensed with the US Food and Drug Administration (FDA) to ship finished, sterilized products directly to the US market. To learn more about Winner Medical, visit Winner Medical's web site www.winnermedical.com .